[YORK, NEEL & CO.-OWENSBORO, LLP LETTERHEAD]



             INDEPENDENT AUDITORS' CONSENT




Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, Kentucky



We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 and in the related Prospectus, of our report dated February 10, 2000, relating to the financial statements of Kentucky National Bancorp, Inc., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



/s/ York, Neel & Co.-Owensboro, LLP

York, Neel & Co.-Owensboro, LLP

Owensboro, Kentucky
July 14, 2000